As Filed with the Securities and Exchange Commission on September 23, 2016

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post Effective Amendment No. 2 to

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

American Church Mortgage Company

(Exact Name of Registrant as Specified in Governing Instruments)

10237 Yellow Circle Drive

Minnetonka, MN 55343

(952) 945-9455

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Philip J. Myers, President

10237 Yellow Circle Drive

Minnetonka, MN 55343

(952) 945-9455

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of Agent For Service)

copies to:

Philip T. Colton, Esq.

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, MN 55402

(612) 604-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” and “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Series D Secured Investor Certificates	10,000	$1,000(1)	$10,000,000	$1,288(2)

(1) Certificates may be purchased in any multiple of $1,000.

(2) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 2 is being filed solely to correct an error in the original filing cover page as to the amount of Series D Secured Investor Certificates being offered. The amount that is being offered is 10,000 certificates totaling $10,000,000. As of the date hereof, the Company has sold $6,840,000 of Series D Secured Investor Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on September 23, 2016.

AMERICAN CHURCH MORTGAGE COMPANY

By /s/ Philip J. Myers

 Philip J. Myers, President and Chief Executive Officer

By /s/ Scott J. Marquis

 Scott J. Marquis, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Philip J. Myers	Director, President and Secretary. (Principal Executive Officer)	September 23, 2016
Philip J. Myers
/s/ Scott J. Marquis	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 23, 2016
Scott J. Marquis
/s/ Kirbyjon H. Caldwell*	Director	September 23, 2016
Kirbyjon H. Caldwell
/s/ Dennis J. Doyle*	Director	September 23, 2016
Dennis J. Doyle
/s/ Michael G. Holmquist*	Director	September 23, 2016
Michael G. Holmquist

*By Philip J. Myers and Scott J. Marquis, Attorneys-in-Fact